                                                                   Exhibit 4.19


                                                                  EXECUTION COPY

                              BOROUGH OF SAYREVILLE

                              CONSENT TO ASSIGNMENT

         THIS CONSENT TO ASSIGNMENT (this "CONSENT TO ASSIGNMENT") is entered into as of March 1, 2000 by the BOROUGH OF SAYREVILLE, a governmental body of the State of New Jersey (the "CONSENTING PARTY"), and THE BANK OF NEW YORK, as collateral agent (the "COLLATERAL AGENT", together with any successors thereto in such capacity, referred to as the "ASSIGNEE"), for the benefit of and on behalf of the Senior Parties defined below.

         (A) AES Red Oak, L.L.C. (the "COMPANY"), a Delaware limited liability company, is providing for the development, construction, ownership, leasing and operation of a nominal 830 MW (net) gas-fired combined cycle electric generating facility (the "FACILITY") and the financing, development and construction thereof (the Facility, equipment and facilities associated with the Facility and such financing, development and construction, the "PROJECT") to be located in the Borough of Sayreville, Middlesex County, New Jersey.

         (B) The Company intends to finance the development and construction of the Project, in part, through the issuance, from time to time, of certain securities (the "SECURITIES") pursuant to a Trust Indenture, dated as of March 1, 2000 between the Company and The Bank of New York, as trustee (the "TRUSTEE"), as it may be amended or supplemented from time to time (the "INDENTURE").

         (C) All obligations of the Company under the Securities, the Collateral Agency Agreement (defined below) and any other agreements evidencing senior debt of the Company (collectively, the "FINANCING DOCUMENTS") to the Trustee, the Collateral Agent, each successor to any such person and each other person providing senior debt to the Company who is or becomes a party to the Collateral Agency Agreement pursuant to its terms (collectively, the "SENIOR PARTIES") will be secured by a certain Mortgage, Security Agreement, Indenture, Pledge Agreement and Assignment of Leases and Income, each between the Company and The Bank of New York (collectively, the "SECURITY DOCUMENTS").

         (D) The Senior Parties and the Company have entered into the Collateral Agency and Intercreditor Agreement, dated as of March 1, 2000 (as amended, supplemented or modified and in effect from time to time, the "COLLATERAL AGENCY AGREEMENT") to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties thereto under the above described documents, (b) the priority of their respective security interests created by the Security Documents, (c) the application of project revenues and certain other monies and items and (d) the appointment of the Collateral Agent as collateral agent.

          (E) The Company and the Consenting Party have entered into that certain Water Supply Agreement (the "ASSIGNED AGREEMENT") dated as of December 22, 1999 pursuant to which, among other things, the Consenting Party will make available to the Company a supply of untreated water.

         (F) The Company has notified the Consenting Party that all of the Company's right, title and interest in the Assigned Agreement is to be assigned to the Assignee as security pursuant to one or more of the Security Documents.

         (G) It is a condition precedent to the extension of credit by the Senior Parties that the Consenting Party execute and deliver this Consent to Assignment for the benefit of the Senior Parties.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

         1    DEFINITIONS. Capitalized terms used herein shall have the
respective meanings specified herein or, if not defined herein, as defined in the Assigned Agreement.

         2. CONSENT TO ASSIGNMENT. The Consenting Party hereby irrevocably consents to the assignment of the Assigned Agreement by the Company to the Assignee for the benefit of the Senior Parties as security. The Consenting Party shall continue performance under the Assigned Agreement in accordance with its terms and the terms of this Consent to Assignment and shall maintain the Assigned Agreement in full force and effect. Until all obligations under the Financing Documents have been performed and paid in full, all obligations of the Consenting Party under the Assigned Agreement shall inure to the benefit of the Assignee for the benefit of the Senior Parties to the same extent as if the Assignee was an original party to the Assigned Agreement instead of the Company.

         3. NO DEFAULTS. The Consenting Party acknowledges and agrees that (a) the Assigned Agreement is in full force and effect and there are no amendments, modifications or supplements thereto, either oral or written, (b) the Consenting Party has not assigned, transferred or hypothecated the Assigned Agreement or any interest therein, (c) the Consenting Party has no knowledge of any default by the Company in any respect of the performance of any provision of the Assigned Agreement and no knowledge of any event or condition which would either immediately or with the passage of any applicable grace period or giving of notice or both, enable the Consenting Party to terminate or suspend its obligations under the Assigned Agreement, (d) none of the Company's rights under the Assigned Agreement has been waived, (e) the assignment by the Company of the Assigned Agreement to the Assignee, as security, and the acknowledgment of and consent to such assignment by the Consenting Party, will not cause or constitute a default under the Assigned Agreement or an event or condition which would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement, and (f) a foreclosure or other exercise of remedies under any of the Security Documents or any sale thereunder by the Assignee, any of the Senior Parties or any of their respective designees or assignees, whether by judicial proceedings or under any power of sale contained therein, or any conveyance from the Company to the Assignee, any of the Senior Parties or any of their respective designees or assignees, in lieu thereof, shall not require the consent of the Consenting Party or cause or constitute a default under the Assigned Agreement or an event or condition which would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement.

         4. NOTICE OF COMPANY'S DEFAULTS AND TERMINATION. Anything in the Assigned Agreement notwithstanding, for so long as any Financing Liabilities (as defined in the Collateral Agency Agreement) are outstanding under the Financing Documents and until the same have been satisfied in full, the Consenting Party shall not claim prevention of or interference with performance of its obligations under the Assigned Agreement, nor shall the Consenting Party exercise any right it may have under the Assigned Agreement, at law or in equity, to cancel, suspend or terminate the Assigned Agreement, or any of its obligations thereunder, as the result of any default or other action or omission (each, herein, a "default") of the Company unless the Consenting Party, following expiry of all periods given the Company to cure such default, action or omission, shall have given a copy of a notice of default to the Assignee, such notice to be coupled with an opportunity to cure any such default within a reasonable period, but in no event less than ninety (90) days from notice to the Assignee (or, with respect to nonmonetary defaults or defaults the curing of which requires the Assignee's possession of the Facility through foreclosure, such longer period of time as may be necessary under the circumstances to complete such foreclosure or cure such default, provided the Assignee, any of the Senior Parties, or any of their respective designees or assignees is diligently pursuing such cure or foreclosure), such cure period to commence following expiry of all periods given the Company to cure such default and upon delivery of such notice to the Assignee, or, with respect to any defaults which are not susceptible of being so corrected, to rectify to the Consenting Party's reasonable satisfaction the effect upon the Consenting Party of such default by the Company within such period provided, however, that if any such party is prohibited from curing any such default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding, then the time periods specified in this Section 4 for curing a default shall be extended for the period of such prohibition . Such notice shall be in writing and shall be deemed to have been given (a) when presented personally, (b) one business day after being deposited for overnight delivery with a nationally recognized overnight courier, such as FedEx, (c) when received, if deposited in a regularly maintained receptacle for the United States Postal Service, postage prepaid, registered or certified, return receipt requested, addressed to the Assignee at the address indicated below or such other address as the Assignee may have specified by written notice delivered in accordance herewith, or (d) when transmitted by telecopy to the number specified below and the receipt confirmed telephonically by recipient, PROVIDED that such telecopy is then followed by a copy of such notice delivered by a method specified in clause (a), (b) or (c) above.

                        The Bank of New York, as Collateral Agent
                        101 Barclay Street
                        Floor 21W
                        New York, New York 10286
                        Attention: Corporate Trust Administration
                        Facsimile: 212-815-5939

         No cancellation, suspension or termination of the Assigned Agreement by the Consenting Party, or of any of the Consenting Party's obligations thereunder by the Consenting Party, shall be binding upon the Assignee or any of the Senior Parties without such notice and the lapse of the applicable cure period. Any dispute that may arise under the Assigned Agreement notwithstanding, the Consenting Party shall continue performance under the Assigned Agreement and resolve any dispute without discontinuing such performance until the lapse of the notice and applicable cure periods or extension periods. The Assignee, any of the Senior Parties or any of their respective designees or assignees may, but shall be under no obligation to, make any payment or perform any act required thereunder to be made or performed by the Company, with the same effect as if made or performed by the Company. If the Assignee, any of the Senior Parties or any of their respective designees or assignees fails to cure or rectify the effect of a default under the Assigned Agreement within ninety (90) days from notice to the Assignee (or, with respect to nonmonetary defaults or defaults the curing of which requires the curing party's possession of the Facility through foreclosure, such longer period of time as may be necessary under the circumstances to complete such foreclosure or cure such default, provided the Assignee, any of the Senior Parties or any of their respective designees or assignees is diligently pursuing such cure or such foreclosure), whichever is longer, such cure period to commence upon such notice to the Assignee, following expiry of all periods given the Company to cure such default,, the Consenting Party shall have all its rights and remedies with respect to such default as set forth in the Assigned Agreement.

         5. NO PREVIOUS ASSIGNMENT. The Consenting Party represents and warrants to the Assignee that it has not assigned, transferred or hypothecated, nor previously consented to any assignment, transfer or hypothecation of, the Assigned Agreement or any interest therein.

         6. NO AMENDMENTS WITHOUT CONSENT. The Consenting Party shall not amend, modify or consent to the amendment or modification of the Assigned Agreement without the prior written consent of the Assignee, unless the Company has certified to the Consenting Party in writing that such amendment, modification or consent to amendment or modification is permitted under the terms of the Financing Documents.

         7. PAYMENTS TO REVENUE ACCOUNT. The Consenting Party hereby agrees that, so long as any notes, bonds, loans, letters of credit, commitments or other obligations, or any other Financing Liabilities, are outstanding under the Financing Documents and until the same have been satisfied in full, all payments to be made by the Consenting Party with respect to the Assigned Agreement shall be in lawful money of the United States of America, in immediately available funds. The Company hereby directs the Consenting Party to, and the Consenting Party hereby agrees to, make all such payments with respect to the Assigned Agreement directly to the Assignee at ABA No. 021000018, for credit to AES Red Oak, L.L.C., for further credit to Account No. 002008 (Revenue Account)
Attention: Corporate Trust Administration, or to such other person and/or at such other address as the Assignee may from time to time specify in writing to the Consenting Party. All payments required to be made by the Consenting Party under the Assigned Agreement shall be made without any offset, recoupment, abatement, withholding, reduction or defense whatsoever, except as specifically permitted under the Assigned Agreement.

         8. PROTECTION OF ASSIGNEE. In the event that either (a) the Company's interest in the Project shall be sold, assigned or otherwise transferred pursuant to the exercise of any right, power or remedy by the Assignee or pursuant to judicial proceedings, or (b) the Company rejects all or a portion of the Assigned Agreement under Title 11, United States Code, or other similar Federal or state statute and such rejection is approved by the appropriate bankruptcy court or is otherwise effective pursuant to such statute, the Consenting Party shall, promptly, and in no event longer than ten (10) days after receipt of written request therefor, execute and deliver an agreement to the Assignee, any Senior Parties or any of their respective nominees, purchasers, assignees or transferees, as the case may be, for the remainder of the term of the Assigned Agreement and with the same terms as are contained therein.. References in this Consent to Assignment to "Assigned Agreement" shall be deemed also to include such new agreement.

         9. ACKNOWLEDGEMENT OF ASSIGNEE'S OBLIGATIONS AND RIGHTS. Neither the Assignee nor any of the Senior Parties has any obligation hereunder to extend credit to the Consenting Party or any contractor of the Consenting Party at any time for any purpose. The Assignee shall have no obligation to the Consenting Party under the Assigned Agreement until such time as the Assignee notifies the Consenting Party in writing of the Assignee's election to exercise its rights hereunder. Upon the occurrence and during the continuance of an event of default under any of the Security Documents, the Assignee or any of the Senior Parties shall have the right to the extent authorized under the Security Documents, to
(a) take possession of the Project and operate the same, (b) sell or otherwise transfer their interest in the Project and any purchaser ("Substitute Owner") at such sale which may include the Assignee or its designees or assignees, shall have the right to succeed to the Assignee's or the Senior Parties' rights hereunder, as the case may be, and (c) exercise all rights of the Company under the Assigned Agreement in accordance with the terms thereof. Subject to compliance with the provisions of the Assigned Agreement (if applicable) and the terms of this Consent to Assignment, the Consenting Party shall cooperate with the Assignee comply in all respects in the Assignee's exercise of such rights. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an event of default under any of the Financing Documents, the Assignee, any of the Senior Parties or any of their respective designees or assignees shall have the full right and power to enforce directly against the Consenting Party all obligations of the Consenting Party under the Assigned Agreement and otherwise to exercise all remedies thereunder, and to make all demands and give all notices and make all requests required or permitted to be made by the Company under the Assigned Agreement. The Assignee, any of the Senior Parties or any of their respective designees or assignees shall have the right, but not the obligation, to perform any act, duty or obligation required of the Company thereunder at any time; provided that nothing herein shall require the Assignee, any of the Senior Parties or any of their respective designees or assignees to cure any default of the Company under the Assigned Agreement or to perform any act, duty or obligation of the Company under the Assigned Agreement except during any such period that it shall have become a Substitute Owner and assumed such duties and obligations. The obligations of any Substitute Owner shall be no more than that of the Company under such Assigned Agreement. Any Substitute Owner shall have no personal liability to the Consenting Party for the performance of such obligations and the sole recourse of the Consenting Party, if there is a Substitute Owner, shall be to Substitute Owner's interest in the Facility.

         10. REFINANCING. The Consenting Party hereby acknowledges that the Company may from time to time obtain refinancing for the Project (including privately or publicly placed bonds or notes), and the Consenting Party agrees that it will promptly upon request execute in favor of the lenders providing such refinancing a consent to assignment containing terms and conditions that are no less favorable to the Consenting Party than those terms and conditions contained in this Consent to Assignment.

         11. REPRESENTATIONS. The Consenting Party represents and warrants to the Assignee as follows:

              (a) The Consenting Party is a governmental body, duly organized and validly existing under the laws of the State of New Jersey.

              (b) The Consenting Party has the necessary power, authority and legal right to execute, deliver and perform its obligations under the Assigned Agreement and this Consent to Assignment, and the execution and delivery by the Consenting Party of the Assigned Agreement and this Consent to Assignment and the performance of its obligations thereunder and hereunder have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of the Consenting Party's governing body or any other entity, (ii) violate any provision of the organizational documents of the Consenting Party or any provision of any material law, rule or regulation, or any material order, writ, judgment, injunction, decree, determination or award having applicability to the Consenting Party, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Consenting Party is a party or by which it or its properties may be bound or affected or (iv) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Consenting Party; and the Consenting Party is not in violation, breach or default of any provision of the organizational documents of the Consenting Party or any provision of any material law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to the Consenting Party or any agreement referred to above in clause (iii) of this subsection (b), which violation could have a material adverse effect on the ability of the Consenting Party to perform its obligations under this Consent to Assignment or the Assigned Agreement.

              (c) The Assigned Agreement and this Consent to Assignment have been duly executed and delivered and each constitutes a valid and binding obligation of the Consenting Party, enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights and general equitable principles.

              (d) No consent or approval of, or other action by, or any notice or filing with, any court or administrative or governmental body (except those previously obtained and in full force and effect) is required in connection with the execution and delivery of the Assigned Agreement or this Consent to Assignment or the performance by the Consenting Party of its obligations thereunder or hereunder. The Consenting Party has obtained or will obtain all permits, licenses, approvals, consents, authorizations and exemptions, if any, with respect to the performance of its obligations under the Assigned Agreement and this Consent to Assignment required by applicable laws, statutes, rules and regulations in effect as of the date hereof.

              (e) The Consenting Party is not in default with respect to the Assigned Agreement and has no knowledge, as of the date hereof, of any claims or rights of set off by the Consenting Party or by any of its affiliates against the Company. To the best of the Consenting Party's knowledge after due inquiry, each other party to the Assigned Agreement have complied with all conditions precedent to the respective obligations of such party to perform under the Assigned Agreement.

              (f) There are no proceedings pending or, to the best of the Consenting Party's knowledge after due inquiry, threatened against or affecting the Consenting Party in any court or before any governmental authority or arbitration board or tribunal (whether or not purportedly on behalf of the Consenting Party) which may result in a material or adverse effect upon the property, business, prospects, profits or condition (financial or otherwise) of the Consenting Party, or the ability of the Consenting Party to perform its obligations under, or which purports to affect the legality, validity or enforceability of, the Assigned Agreement or this Consent to Assignment; and the Consenting Party is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

              (g) All representations, warranties and other statements made by the Consenting Party in the Assigned Agreement were true and correct as of the date when made and are true and correct as of the date of this Consent to Assignment.

         12. BINDING UPON SUCCESSORS. All agreements, covenants, conditions and provisions of this Consent to Assignment shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto.

         13. CAPTIONS. The captions or headings at the beginning of each Section hereof are for the convenience of the parties hereto only and are not a part of this Consent to Assignment.

         14. GOVERNING LAW. (a) THIS CONSENT TO ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

              (b) Any legal action or proceeding with respect to this Consent to Assignment and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Consent to Assignment, each of the Consenting Party, the Company and the Collateral Agent hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each of the Consenting Party and the Company hereby irrevocably designates, appoints and empowers CT Corporation System as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Company or the Consenting Party, as applicable, agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the

Collateral Agent. Each of the Consenting Party, the Company and the Collateral Agent irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Consenting Party at its notice address provided herein. Each of the Consenting Party, the Company and the Collateral Agent hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Consent to Assignment brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Collateral Agent or its designees to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Consenting Party in any other jurisdiction.

         15. AMENDMENT. This Consent to Assignment may be modified, amended or rescinded only by a writing expressly referring to this Consent to Assignment and signed by both the Consenting Party and the Assignee. The Assignee may request the direction of the Senior Parties prior to signing any amendments described herein.

         16. SEVERABILITY. Every provision of this Consent to Assignment is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the other terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and to the extent possible all of such other provisions shall remain in full force and effect.

         17. COUNTERPARTS. This Consent to Assignment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, each of the Consenting Party and the Assignee has duly executed this Consent to Assignment as of the date first above written.


ATTEST:                                BOROUGH OF SAYREVILLE

/s/ Gladys R. Rzepka                   By: /s/ Kennedy O'Brien
---------------------------------         -----------------------------
Gladys R. Rzepka, Municipal Clerk         Name:  Kennedy O'Brien
                                          Title: Mayor

                                       THE BANK OF NEW YORK,
                                       as COLLATERAL AGENT

                                       By: /s/ MaryBeth Lewicki
                                          -----------------------------
                                       Name:  MaryBeth Lewicki
                                       Title: Vice President

REVIEWED AND CONSENTED TO:

AES RED OAK, L.L.C.

By: /s/ Charles Falter
   -----------------------
Name:  Charles Falter
Title: Vice President